EXHIBIT 10.67
                  ADDENDUM TO EXCLUSIVE DISTRIBUTION AGREEMENT
                               DATED JULY 17, 1998


         WHEREAS, National boston Medical, Inc. ("NBM"), Bontempi Medical Corp., Canada and Bontempi Medical Corp., USA (collectively "Bontempi") are parties to an Exclusive Distribution Agreement dated July 17, 1998 (the "Agreement").

         WHEREAS, the parties to the Agreement, as well as Bontempi, Snc. agree that a material term was omitted in the paperwork drafted to memorialize the Agreement, but was agreed to by all the parties to the Agreement.

         NOW THEREFORE, in exchange for mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following:

     1. NBM shall pay to Bontempi, Snc. and Bontempi, Snc. shall accept $175,000 in consideration for certain exclusive distribution rights granted to NBM as part of the Agreement.

     2. The foregoing was a material term inadvertently omitted from the Agreement and is hereby added to, incorporated by reference and made a part thereof nunc pro tunc as of July 17, 1998.

         All amounts due herein shall be convertible to the restricted Common Stock of NBM in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the Parties hereto executed this Addendum to the Exclusive Distribution Agreement dated July 17, 1998 on October 6, 1999.


BONTEMPI MEDICAL CORP. CANADA             NATIONAL BOSTON MEDICAL, INC.

/s/ Vittorio Bianchi                      /s/ Daniel J.  Hoyng
----------------------------              -----------------------------
Vittorio Bianchi, President               Daniel J. Hoyng, President


BONTEMPI MEDICAL CORP. USA                BONTEMPI, SNC.

/s/ Vittorio Bianchi                      /s/ Bontempi
--------------------------                ---------------------------
Vittorio Bianchi, President               , an authorized representative